Item 77C
Morgan Stanley Capital Opportunities Trust
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
further adjourned to September 27, 2006, to permit further
solicitation of proxies. The meeting was held on September
27, 2006, and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                    For    Withho  Absta  BNV*
                                             ld      in
Frank L. Bowman.................  9,284,7  366,88       0     0
                                       64       1
Kathleen A.                       9,278,1  373,47       0     0
Dennis.................                69       6
James F.                          9,274,6  377,03       0     0
Higgins..................              07       8
Joseph J.                         9,279,6  372,01       0     0
Kearns...................              29       6
Michael F.                        9,282,2  369,34       0     0
Klein...................               97       8
W. Allen Reed..................   9,287,6  364,03       0     0
                                       08       7
Fergus Reid....................   9,256,9  394,70       0     0
                                       45       0

(2) Elimination of certain fundamental investment
restrictions:

                                      For   Agains  Abst  BNV*
                                              t     ain
Elimination of the fundamental       8,210, 347,35  280,   813,
policy restricting the Fund's           375      0   097    823
ability to pledge
assets...........................
Elimination of the fundamental       8,183, 366,19  288,   813,
policy restricting purchases of         208      1   423    823
securities on
margin................
Elimination of the fundamental       8,239, 303,54  295,   813,
policy prohibiting investments in       123      8   151    823
oil, gas, and other types of
minerals or mineral leases..
Elimination of the fundamental       8,188, 355,18  294,   813,
policy regarding investments in         154      8   480    823
warrants...........................
.................
Elimination of the fundamental       8,229, 322,01  285,   813,
policy prohibiting investments for      962      7   843    823
purposes of exercising
control...........
Elimination of the fundamental       8,193, 357,32  286,   813,
policy regarding investments in         842      5   655    823
unseasoned companies...............

(3) Modify certain fundamental investment restrictions:

                                   For    Again  Absta    BNV*
                                            st     in
Modify fundamental policy        8,244,1   313,3  280,3   813,8
regarding diversification....         28      25     69      23
Modify fundamental policy        8,196,8   359,1  281,8   813,8
regarding borrowing money..           23      04     95      23
Modify fundamental policy        8,203,0   350,7  284,0   813,8
regarding loans........               94      07     21      23
Modify fundamental policy        8,213,0   337,3  287,3   813,8
regarding investment in               87      85     50      23
commodities, commodity
contracts and futures
contracts......
Modify fundamental policy        8,232,3   319,7  285,8   813,8
regarding issuance of senior          04      14     04      23
securities.....................

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                   For    Again  Absta    BNV*
                                            st     in
Reclassification as non-         8,193,4   352,0  292,2   813,8
fundamental the fundamental           49      99     74      23
policy regarding the short sale
of securities..........
Reclassification as non-         8,219,4   331,9  286,4   813,8
fundamental the fundamental           42      63     17      23
policy prohibiting investments
in other investment
companies....
Reclassification as non-         8,191,9   344,3  301,4   813,8
fundamental the fundamental           46      89     87      23
policy on the use of options
and futures.............

* Broker "non-votes are shares held in street name for which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.